Exhibit 10.2

AMENDMENT
TO
PROMISSORY NOTE

Amended Amount	Seattle, WA
$2,700,000	December 14, 2021

This AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is effective as of December 14, 2021 (the “Effective Date”), by and between 725 BROADWAY LLC, a Washington limited liability company (“Borrower”) and VAULT HOLDING, LLC, a Delaware limited liability company (“Lender”).

E. Pursuant to the terms, conditions, and provisions of that certain Loan Agreement dated May 17, 2021, executed by and between Borrower and Lender, Lender has made a loan in the original principal amount of $1,200,000 available to Borrower (the “Loan”).

F. The Loan is evidenced by that certain Promissory Note dated May 17, 2021, executed by Borrower in favor of Lender (the “Note”), which is secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing recorded on June 7, 2021, in Pierce County, Washington, under Recording No. 202106070482 (the “Deed of Trust”) on real property located in Pierce County, Washington, as more particularly described in the Deed of Trust (the “Property”).

G. Any capitalized term that is not defined in this Amendment shall have the same meaning ascribed to such term in the Note.

H. The parties desire to amend certain provisions of the Note and Loan Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1. HOLDER STATUS. Lender represents and warrants to Borrower that Lender is the current holder of the Note and has not assigned any interest in the Note or Deed of Trust to any party.

2. INCREASE IN PRINCIPAL BALANCE. Borrower and Lender have agreed to increase the principal amount of the Loan to Two Million Seven Hundred Thousand and 00/100 Dollars ($2,700,000) and the principal amount of the Note and evidenced thereby is Two Million Seven Hundred Thousand and 00/100 Dollars ($2,700,000). Borrower acknowledges that Lender has disbursed the entire amount of the Loan, including the increased principal amount, and Borrower has received the same. As of December 14, 2021, the unpaid principal balance of the Note is $2,700,000.00 and the unpaid accrued interest under the Note is $69,369.86.

3. OTHER TERMS. All other terms of the Note and Loan Agreement shall remain in full force and effect.

4. MISCELLANEOUS.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

(b) In the event of any conflict between the terms of this Amendment and the terms of the Note, the provisions of this Amendment shall control.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BORROWER:

725 BROADWAY, LLC

By:	iCap Pacific NW Management, LLC,
Its:	Manager

By:	/s/ Jim Christensen
Name:	Jim Christensen
Title:	Manager

LENDER:

VAULT HOLDING, LLC

By:	iCap Vault Management, LLC
Its:	Manager
By:	iCap Enterprises, Inc.
Its:	Manager

By:	/s/ Chris Christensen
Name:	Chris Christensen
Title:	Chief Executive Officer